J. W. BROWN (1911-1995)   BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS           ATTORNEYS AND COUNSELORS AT LAW     JOANN M. STRASSER
ROBERT S BROWN                   3500 CAREW TOWER            AARON A. VANDERLAAN
DONALD S. MENDELSOHN              441 VINE STREET            LAWRENCE A. ZEINNER
LYNNE SKILKEN                 CINCINNATI, OHIO 45202
AMY G. APPLEGATE             TELEPHONE (513) 381-2121             OF COUNSEL
KATHRYN KNUE PRZYWARA       TELECOPIER (513) 381-2125          GILBERT BETTMAN
MELANIE S. CORWIN                                                 (1918 - 2000)



Sparrow Funds
225 South Meramec
Suite 732 Tower
ST. Louis, Missouri 63105

         Re:      Sparrow Funds
                  File Nos. 333-59877 and 811-08897

Ladies and Gentlemen:

         A legal  opinion  that we  prepared  was  filed  with the  Registration
Statement of the Sparrow Funds (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 2 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                              Very truly yours,

                                                              ______/s/_________

                                              BROWN, CUMMINS & BROWN CO., L.P.A.